AMENDMENT TO THE INVENTORY INTERMEDIATION AGREEMENT

THIS AMENDMENT to THE INVENTORY INTERMEDIATION AGREEMENT (this “Amendment”), dated as of November 19, 2020, is made by and between (i) J. Aron & Company LLC, a New York limited liability company (“Aron”) located at 200 West Street, New York, New York 10282-2198, and (ii) PBF Holding Company LLC (“PBFH”), jointly and severally with its wholly-owned subsidiary, Paulsboro Refining Company LLC (“PRCLLC” and collectively with PBFH, “PRC”), both Delaware limited liability companies that have a place of business located at One Sylvan Way, 2nd Floor, Parsippany, NJ 07054-3887 (each of Aron and PRC are referred to individually as a “Party” or collectively as the “Parties”).
RECITALS

WHEREAS, Aron and PRC are parties to (i) that certain Second Amended and Restated Inventory Intermediation Agreement dated as of August 29, 2019 (as from time to time amended prior to the date hereof, the “Agreement”) relating to the purchase by Aron from PRC (and thereafter the sale by Aron to PRC) of the refined products specified on Schedule A to the Agreement (as amended from time to time) upon the terms and conditions set forth therein and (ii) those certain letter agreements dated April 23, 2020 as amended by that certain letter agreement dated November 19, 2020 (each, a “Roll Letter Agreement” and, collectively, the “Roll Letter Agreements”)

WHEREAS, Aron and PRC have agreed to take certain steps in connection with the reconfiguration of the Refinery and the reduction of Product Inventory (the “Reduction”), including addressing Hedge Unwind Costs as a result of such reduction (“Reduction Hedge Unwind Costs”);

WHEREAS, Aron and PRC wish to amend the Agreement to reflect those agreements; and
Accordingly, for good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

Article I.    Definitions; Interpretation

Section 1.01    Terms Defined in the Agreement or the Roll Letter Agreements.
(a)Defined Terms. All capitalized terms used in this Amendment (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Agreement or the Roll Letter Agreements, as the case may be.

(b)Interpretation. The rules of construction set forth in Sections 1.2, 1.3, 1.4 and 1.5 of the Agreement shall apply to this Amendment as if incorporated herein in full.

Article II.    Amendments to the Agreement and Roll Letter Agreements

Section 2.01    Amendment. Upon the effectiveness of this Amendment:

(a)Section 1.1 of the Agreement is amended by inserting, in alphabetical order, the following new definition:

“Extended Period Roll Volume” means, with respect to any calendar month and Product Group, the “Extended Period Roll Volume” as defined in the letter agreement, dated November 19, 2020 between the parties hereof, as from time to time amended, modified and/or supplemented.

(b)Section 4.1 of the Agreement is amended by inserting at the end thereof the following additional sentence:

In addition to the procedures set forth on Schedule F, it is agreed that the Target Inventory for any month and Product Group may be set below the Minimum Inventory for such Product Group but shall not be set below the Extended Period Roll Volume for such month and Product Group.

(c)Aron agrees that, as a result of the hedging and unwind transactions effected by Aron and PRC on or prior to the date hereof, PRC has satisfied its obligations with respect to the Reduction Hedge Unwind Costs (other than its obligation to pay the Monthly Unwind Fee with respect to the Applicable Volume pursuant to the terms of the Roll Letter Agreements (if any), without any duplication) and that no further adjustments for Hedge Unwind Costs relating to the Reduction shall be required under the Roll Letter Agreements or the Agreement.

Article III. Miscellaneous

Section 3.01    Agreement Otherwise Not Affected; Other Transaction Documents. Except for the amendments pursuant hereto, the Agreement remains unchanged. As amended pursuant hereto, the Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by a Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.

Section 3.02    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

Section 3.03    Effectiveness; Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by PRC, Aron and their respective successors and assigns as of the date on which it has been executed by each of the Parties hereto.

Section 3.04    Governing Law; Disputes; Jurisdiction. Section 22 of the Agreement (Governing Law & Disputes) shall apply to this Amendment as if incorporated herein in full.

Section 3.05    Counterparts. This Amendment may be executed by the Parties in separate counterparts and all such counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile or electronic signature page were an original thereof.

Section 3.06    Entire Agreement; Amendments. The Agreement, as amended by and together with this Amendment, constitutes the entire agreement of the Parties regarding the matters contemplated herein and therein or related hereto and thereto and no representations or warranties shall be implied or provisions added hereto or thereto in the absence of a written agreement to such effect between the Parties. The Agreement, as amended by and together with this Amendment, may not be altered, amended, modified or otherwise changed in any respect except by a writing duly executed by an authorized representative of each Party and no representations or warranties shall be implied or terms added in the absence of a writing signed by both Parties. No promise, representation or inducement has been made by either Party that is not embodied in the Agreement, as amended by and together with this Amendment, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment to the Agreement as of the date first above written.

J. ARON & COMPANY LLC

By: /s/ Simon Collier
Name: Simon Collier
Title: Attorney In Fact

DELAWARE CITY REFINING COMPANY LLC

By: /s/ Thomas O'Connor
Name: Thomas O’Connor
Title: Senior Vice President, Commercial

PBF HOLDING COMPANY LLC

By: /s/ Thomas O'Connor
Name: Thomas O’Connor
Title: Senior Vice President, Commercial